                           BRADLEY REAL ESTATE, INC.
                              250 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02116

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 11, 1995

                                                                  March 29, 1995

To Stockholders of
  BRADLEY REAL ESTATE, INC.:

     The 1995 Annual Meeting of Stockholders (the "Annual Meeting") of Bradley Real Estate, Inc. (the "Company") will be held at 10:00 a.m. in the Second Floor Conference Center of The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts on Thursday, May 11, 1995 for the following purposes:

          1. To elect three Directors of the Company to serve for three-year terms until the 1998 Annual Meeting of Stockholders and until their respective successors have been elected and qualified; and

          2. To consider and act upon any other matters which may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

     The close of business on March 17, 1995 has been fixed by the Board of Directors (the "Board") as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                            By Order of the Board of Directors:

                                            William B. King, Secretary

--------------------------------------------------------------------------------
IMPORTANT REMINDER: PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE MEETING IF YOU WISH TO VOTE IN PERSON.
--------------------------------------------------------------------------------

                           BRADLEY REAL ESTATE, INC.
                              250 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02116

                                PROXY STATEMENT

     Proxies in the form of the enclosed proxy card are solicited by the Board of Directors (the "Board") of Bradley Real Estate, Inc., a Maryland corporation (the "Company"), for use at the 1995 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 11, 1995 in the Second Floor Conference Center of The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts at 10:00 a.m. The Board has fixed the close of business on March 17, 1995 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On that date, the Company had 8,522,037 shares of Common Stock ("Shares") outstanding, each of which is entitled to one vote at the Annual Meeting.

     At the Annual Meeting, stockholders will be asked to vote upon the election of three Directors of the Company. The presence, in person or by proxy, of at least a majority in interest of the issued and outstanding Shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If a proxy in the form enclosed is signed and returned, it will be voted as specified on the proxy. If no specific voting instructions are indicated on the proxy, it will be voted in favor of the Directors nominated by the Board, and in the named proxies' discretion as to any other matters which may properly come before the meeting. Any proxy may be revoked by the stockholder at any time before it is voted, by written notice to the Company, by executing a proxy bearing a later date, or by voting in person at the Annual Meeting.

     In October 1994, the Company was reorganized from the form of a Massachusetts common law business trust, known as Bradley Real Estate Trust (the "Trust"), to a Maryland corporation. The reorganization is referred to in this Proxy Statement as the "Incorporation," and references herein to the Company also include the Trust with respect to the period prior to the Incorporation. All references to Shares herein have been adjusted to reflect the one-for-two reverse share split effected in connection with the Incorporation. Effective January 31, 1995, in order to vertically integrate its operations and make the Company a self-administered real estate investment trust ("REIT"), the Company consummated the acquisition of the REIT advisory business of R.M. Bradley & Co., Inc. ("RMB"), its long-time external advisor. References herein to RMB include, as the context may require, either the Company's advisor prior to such acquisition and/or the new corporation, also known as R.M. Bradley & Co., Inc., that is continuing the non-REIT operations of RMB.

     The Notice of Annual Meeting and Proxy Statement, together with the Company's Annual Report for 1994, are first being mailed to stockholders on or about March 29, 1995.

                           1.  ELECTION OF DIRECTORS

A.  NOMINEES FOR ELECTION AS DIRECTOR

     The Company's Charter and Bylaws provide for a staggered board, divided into three classes. The Directors of each class serve for three-year terms that expire over a three-year period on a revolving basis.

     The Board of Directors has nominated JOHN B. HYNES, III, PAUL G. KIRK, JR. and W. NICHOLAS THORNDIKE for election as Directors at the Annual Meeting, to serve for three-year terms until the 1998 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

     In 1994, there were seven meetings of the Board of Trustees of the Trust and three concurrent meetings of the Board of Directors of the Company prior to the Incorporation, and one meeting of the Board of Directors of the Company thereafter. John T. Fallon, a Trustee of the Trust who retired at the effective time of the Incorporation, and A. Robert Towbin, who joined the Board at such time, are the only persons who did not attend at least 75% of the Trustee and Director Board meetings, or of the meetings of committees of which they were members, held during the period of their service.

     The Trust had standing Audit and Compensation Committees during 1994. In October 1994 in connection with the Incorporation, the Board of Directors of the Company authorized the continuation of these two committees and established an Executive Committee.

     The Executive Committee, consisting of Messrs. Thorndike (as Chairman), Hakim, Kasnet, Kirk and Miller, has the authority to exercise all of the powers of the full Board between Board meetings, to the extent permitted by Maryland law, and also serves the function of a nominating committee. The Executive Committee held its first meeting in January 1995.

     The Audit Committee, consisting of Messrs. Brown (as Chairman), Foote and Hynes, makes recommendations to the full Board as to the selection of the company's independent public accounting firm, meets with representatives of such firm on at least an annual basis, and reviews transactions between the Company and any Director, officer or affiliate for potential conflicts of interest. The Audit Committee met once during 1994.

     The Compensation Committee, consisting of Messrs. Kirk (as Chairman), Brown and Towbin, whose responsibilities include the oversight of executive compensation and the issuance and administration of option grants under the Company's 1993 Stock Option Plan, met three times in 1994. For more information regarding the Compensation Committee's duties, see "Report of the Compensation Committee" below.

     Information regarding the three nominees and the other Directors is set forth below. This information has been furnished by the individuals named. Except as otherwise indicated, each individual has held the position indicated as his principal occupation for at least five years.

                                                                                TRUSTEE OR
                                              PRINCIPAL OCCUPATION               DIRECTOR     TERM TO
          NAME              AGE              AND OTHER AFFILIATIONS               SINCE       EXPIRE
          ----              ---              ----------------------            ----------    --------
John B. Hynes, III.......   37     Mr. Hynes is a Senior Vice President of         1994         1998*
                                   RMB, overseeing the operations of its
                                   Commercial Brokerage Division. Prior to
                                   joining RMB in 1993, Mr. Hynes directed
                                   the Boston office of Lincoln Property
                                   Company (commercial real estate devel-
                                   opment) as its Operating Partner, and
                                   prior to that time was a Vice President of
                                   the Codman Company of Boston. He is a
                                   member of numerous Boston real estate
                                   industry organizations.

                                                                                TRUSTEE OR
                                              PRINCIPAL OCCUPATION               DIRECTOR     TERM TO
          NAME              AGE              AND OTHER AFFILIATIONS               SINCE       EXPIRE
          ----              ---              ----------------------             ----------    -------
Paul G. Kirk, Jr.........   57     Mr. Kirk is counsel to, and until 1989 was      1991         1998*
                                   a partner of, the law firm of Sullivan &
                                   Worcester in Boston, Massachusetts. He is
                                   also Chairman and Treasurer of
                                   Kirk-Sheppard & Co., Inc., a business
                                   advisory and consulting firm. From 1985 to
                                   1989 he served as Chairman of the
                                   Democratic Party of the United States, and
                                   from 1983 to 1985 as its Treasurer. Mr.
                                   Kirk is a director of ITT Corporation, ITT
                                   Hartford Insurance Co. and Rayonier, Inc.
                                   He served as Chairman of the Nominating
                                   Committee for Harvard University's Board
                                   of Overseers and Elected Alumni Associa-
                                   tion Directors (1993 - 1994) and is a
                                   trustee of Stonehill College, Co-Chairman
                                   of the Commission on Presidential Debates,
                                   Chairman of the John F. Kennedy Library
                                   Foundation, and Chairman of the National
                                   Democratic Institute for International
                                   Affairs.

W. Nicholas Thorndike....   62     Mr. Thorndike serves as a corporate             1980         1998*
                                   director or trustee of a number of
                                   organizations, including Courier
                                   Corporation, Providence Journal Company,
                                   Eastern Utility Associates, Data General
                                   Corporation and The Putnam Funds. He also
                                   serves as a trustee of Massachusetts
                                   General Hospital, having served as
                                   Chairman of the Board from 1987 to 1992
                                   and President from 1992 to 1994. Until
                                   December 1988, he was Chairman and
                                   Managing Partner of Wellington Management
                                   Company (an investment adviser). In Feb-
                                   ruary 1994, he was appointed a successor
                                   trustee of certain private trusts in which
                                   he had no beneficial interest and
                                   concurrently became (until October 1994)
                                   Chairman of two privately-owned
                                   corporations controlled by such trusts.
                                   These corporations filed voluntary
                                   petitions under Chapter 11 of the Federal
                                   Bankruptcy Code in August 1994.

                                                                                TRUSTEE OR
                                              PRINCIPAL OCCUPATION               DIRECTOR     TERM TO
          NAME              AGE              AND OTHER AFFILIATIONS               SINCE       EXPIRE
          ----              ---              ----------------------             ----------    -------
E. Lawrence Miller.......   52     Effective as of the Incorporation in            1992         1996
                                   October 1994, Mr. Miller became Chief
                                   Executive Officer of the Company. Mr.
                                   Miller has been President of the Company
                                   since 1985 and was appointed to the Board
                                   in 1992. From 1984 to 1994, Mr. Miller was
                                   also a Senior Vice President of RMB.
                                   Previously, Mr. Miller served as general
                                   counsel of Northeast Operations for
                                   Prudential Insurance Company of America.
                                   Mr. Miller serves as First Vice Chairman
                                   and a member of the Executive Committee of
                                   the Board of Governors of the National
                                   Association of Real Estate Investment
                                   Trusts and is a member of the Urban Land
                                   Institute and of the International Council
                                   of Shopping Centers.

William L. Brown.........   73     Mr. Brown was Chairman of the Board of          1990         1996
                                   Bank of Boston Corporation and The First
                                   National Bank of Boston from 1983 to 1989,
                                   Chief Executive Officer from 1983 to 1987
                                   and President from 1971 to 1982. He was a
                                   director of both Bank of Boston
                                   Corporation and The First National Bank of
                                   Boston until March 1992. He is also a
                                   director of GC Companies, Inc., Standex
                                   International Corporation, Stone &
                                   Webster, Incorporated, Ionics,
                                   Incorporated, North American Mortgage
                                   Company and the John F. Kennedy Library
                                   Foundation.

Don L. Foote.............   65     Mr. Foote is a private investor. He is a        1990         1997
                                   Trustee of PRA Securities Trust.

Joseph E. Hakim..........   47     Mr. Hakim is Chief Executive Officer and a      1994         1996
                                   director of Joseph P. Kennedy Enterprises,
                                   Inc. in New York, New York, a Kennedy
                                   family-owned asset management company for
                                   which he has held a variety of executive
                                   positions since 1974. In this capacity,
                                   Mr. Hakim also serves as Chief Executive
                                   Officer of Merchandise Mart Properties,
                                   Inc. in Chicago, Illinois, a subsidiary of
                                   Joseph P. Kennedy Enterprises, Inc., which
                                   manages approximately 7.5 million square
                                   feet of properties. Mr. Hakim is Treasurer
                                   of the Joseph P. Kennedy, Jr. Foundation
                                   and the Robert F. Kennedy Memorial.

                                                                                TRUSTEE OR
                                              PRINCIPAL OCCUPATION               DIRECTOR     TERM TO
          NAME              AGE              AND OTHER AFFILIATIONS               SINCE       EXPIRE
          ----              ---              ----------------------             ----------    -------
Stephen G. Kasnet........   50     Mr. Kasnet is Managing Director/Partner of      1986         1997
                                   First Winthrop Corporation and Winthrop
                                   Financial Associates (real estate
                                   investment and management companies),
                                   which he joined in 1991. From 1989 to
                                   1991, he was Executive Vice President of
                                   Cabot, Cabot & Forbes (a real estate
                                   development and management company), and
                                   prior to that was Executive Vice President
                                   of RMB. He is Chairman of the Board of
                                   Warren Bancorp, Inc. and Warren Five Cents
                                   Savings Bank in Peabody, Massachusetts, a
                                   trustee of Pioneer Winthrop Real Estate
                                   Investment Fund and a member of the Urban
                                   Land Institute.
A. Robert Towbin.........   60     Mr. Towbin has been President and Chief         1994         1997
                                   Executive Officer of the Russian-American
                                   Enterprise Fund since January 1994, having
                                   been a Managing Director of Lehman
                                   Brothers (formerly Shearson Lehman Hutton)
                                   since 1987. Prior to that time, he was a
                                   director and Vice Chairman of L.F.
                                   Rothschild, Unterberg, Towbin Holdings,
                                   Inc. Mr. Towbin serves as a director of
                                   the Columbus New Millenium Fund, Gerber
                                   Scientific, Inc. and K&F Industries Inc.,
                                   and is a former director of several other
                                   public companies. He is a member of the
                                   Securities Industry Association and is a
                                   director of numerous charitable and civic
                                   organizations.

---------------

* If elected at the Annual Meeting.

B.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Company pays its Directors annual cash retainers of $12,000, plus a fee of $1,000 for each Board meeting attended. The chairman of each of the Audit and Compensation Committees receives an additional fee of $1,000 and each other committee member an additional fee of $750 for each committee meeting attended. During 1994, a Special Committee of the Board met extensively in connection with negotiations ultimately resulting in the Company's acquisition of RMB's REIT advisory business. Mr. Thorndike, Chairman of the Special Committee, received an additional $5,000, and Messrs. Brown and Kirk, the other members of the Committee, each received an additional $3,000, for their services on this Committee.

     The only executive officers of the Company who received cash compensation from the Company in excess of $100,000 during 1994 were E. Lawrence Miller, the Chief Executive Officer of the Company, and Thomas P. D'Arcy, Senior Vice President. Other executive officers of the Company who were also employees of RMB during 1994 were compensated by RMB for their services as employees of RMB, including the services which such persons performed for the Company pursuant to the Advisory Agreements described below under "Advisor Services and Compensation."

  Summary Compensation Table

     The following table sets forth certain information regarding the cash and equity-based compensation paid or granted by the Company to or on behalf of Mr. Miller and Mr. D'Arcy in each of the three years ended December 31, 1994.

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                ANNUAL COMPENSATION  -------------
                NAME AND                        -------------------  STOCK OPTION      ALL OTHER
           PRINCIPAL POSITION             YEAR  SALARY($)  BONUS($)  AWARDS(#)(1)   COMPENSATION($)
----------------------------------------- ----  ---------  --------  -------------  ---------------
E. Lawrence Miller, Chief Executive
  Officer................................ 1994  $150,000   $75,000       0 Shares       $20,610(2)
                                          1993   150,000    75,000   11,500 Shares       17,610(3)
                                          1992   150,000         0       0 Shares         1,610(4)
Thomas P. D'Arcy, Senior Vice
  President.............................. 1994  $110,000   $30,000       0 Shares       $   122(5)
                                          1993    95,000    25,000   8,500 Shares           122(5)
                                          1992    81,000         0       0 Shares             0


---------------

(1) Stock options granted to the executive officer under the Company's 1993 Stock Option Plan. The Company made no option grants during either 1992 or 1994. See "Report of the Compensation Committee" with respect to options granted in 1995.

(2) Includes $20,000 for Board retainer and meeting fees, and a $610 premium paid by the Company for a term life insurance policy.

(3) Includes $17,000 for Board retainer and meeting fees, and a $610 premium for a term life insurance policy.

(4) Includes $1,000 for a Board meeting fee following Mr. Miller's appointment to the Board, and a $610 premium for a term life insurance policy.

(5) Term life insurance policy premium.

  Year-End Option Values

     The following table sets forth certain information regarding aggregate stock options held at December 31, 1994 by the executive officers named in the Summary Compensation Table. No such officer exercised any options during 1994.

                                                                            VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                    OPTIONS AT YEAR-          OPTIONS AT YEAR-
                      NAME                              END(#)(1)                END($)(2)
------------------------------------------------  ---------------------     --------------------
E. Lawrence Miller,.............................      29,750 Shares               $  1,250
  Chief Executive Officer
Thomas P. D'Arcy,...............................      15,500 Shares               $ 24,375
  Senior Vice President


---------------

(1) All of such options were vested and exercisable in full at year-end.

(2) Market value of the Shares underlying the officer's in-the-money options at year-end (based on a closing market price of $15.25 per Share), minus the aggregate exercise price.

C.  REPORT OF THE COMPENSATION COMMITTEE

  General

     Prior to the Incorporation, the Compensation Committee (the "Committee") consisted of Messrs. Kirk (as Chairman) and Brown. At the effective time of the Incorporation, Mr. Towbin joined the Committee. None of the Committee members has ever been an officer or employee of the Company.

     The Committee's responsibilities include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company on at least an annual basis; (ii) making recommendations as to the cash and equity-based compensation and benefits to be provided to the executive officers of the Company, giving due regard to the fact that until January 1995 certain of the executive officers of the Company also served as employees of RMB and received compensation and benefits from RMB for services performed for the Company; (iii) issuing and administering option grants under the Company's 1993 Stock Option Plan; (iv) monitoring the overall compensation packages of the Company's executive officers as they relate to the compensation provided by comparable REITs, many of which are included in the industry index set forth in the "Share Performance Graph" below; and (v) reporting periodically to the full Board with respect to the foregoing.

     The Company took a number of steps in late 1994 and early 1995 to vertically integrate its operations and to become a self-administered REIT. These included the acquisition of RMB's REIT advisory business, allowing the Company to terminate its contractual advisory agreements with RMB, and the hiring of the management team previously employed by an independent property management firm managing the Company's Minnesota properties. These actions brought the total number of employees of the Company to sixteen. The Committee recognizes that, as a reorganized and self-administered company acquiring and managing well-located community shopping centers and improving their operating performance through structured programs of renovation, expansion, re-tenanting and re-leasing, the Company will be required to provide a more comprehensive and competitive compensation package than in prior years.

  Salary and Bonus

     Since 1985, Mr. Miller's salary as President (and now Chief Executive Officer) of the Company has been determined pursuant to an employment agreement with the Company (the "Employment Agreement") whose term continues until June 30, 1995 and thereafter until terminated by either party on 90 days' notice. The Employment Agreement provides for a minimum annual salary of $150,000 to be paid to Mr. Miller by the Company. Under the Employment Agreement, Mr. Miller is eligible to receive such year-end or other bonus as may be determined by the Committee. In addition, the Employment Agreement provides that if Mr. Miller's employment is terminated following a change in control of the Company (as defined in the Employment Agreement), the Company or its successor will be obligated to continue Mr. Miller's salary and benefits for a period of three years at the rate in effect immediately prior to such termination. In light of the Company's self-administration and the criteria and other factors summarized below, the Committee has increased Mr. Miller's minimum annual salary to $225,000 for 1995.

     With respect to the salaries of the other executive officers of the Company, the Committee has in past years relied to a large degree on the recommendations of Mr. Miller, and expects to continue to do so with the executive officers who were formerly employed by RMB. The Committee intends to structure and maintain the Company's overall compensation, including salary, bonus, stock options and benefits, for its executive officers (including the Chief Executive Officer) at levels commensurate with that of equity REITs of comparable size to the Company. To assist in this process, the Committee has engaged a compensation and benefits consultant with substantial experience in the REIT industry.

     Because of the pendency of discussions with RMB relating to the future advisory relationship of RMB, which among other things paid some or all of the compensation of certain of the Company's executive officers, the Committee (then consisting solely of Mr. Kirk and Mr. Brown) did not meet until May 1994 -- after the conclusion of negotiations of a letter of intent with respect to the Company's acquisition of RMB's REIT advisory business -- to consider bonus payments by the Company to its executive officers with respect to their 1993 performance. The Committee reviewed the achievements of Mr. Miller and the other executive officers during 1993 in successfully concluding a public stock offering, expanding the Company's bank line of credit and acquiring additional shopping center properties and made a determination as to the level of total cash compensation appropriate for Mr. Miller and the other executive officers with respect to 1993. Such determination resulted in the Company's paying bonuses in 1994 in respect of 1993 in the amount of $75,000 to Mr. Miller and $30,000 to Mr. D'Arcy.

     The Committee met in late 1994 and in January 1995 to consider bonuses to executive officers for 1994 and other compensation matters in the light of the Company's becoming self-administered in 1995. The Committee's compensation consultant attended these meetings. At such meetings, the Committee again evaluated the achievements of Mr. Miller and the other executive officers during 1994. The Committee noted the repositioning of the Company through the Incorporation and steps taken for the self-administration and self-management of the significant portion of the Company's portfolio represented by its Minnesota properties, as well as the acquisitions and leases consummated during the year and the increases in earnings and funds from operations per share for 1994 over 1993. The Committee's determinations as to bonuses to be paid by the Company also took into account the fact that during 1994 certain of the executive officers were compensated by RMB as well and, in the case of the other executive officers, the recommendations of Mr. Miller. The Committee's bonus awards for 1994 (paid in 1995) included $75,000 to Mr. Miller and $30,000 to Mr. D'Arcy.

     The Committee has also identified with management certain corporate goals and objectives for 1995. The Committee expects to evaluate management's success in meeting these goals and objectives in determining the amount of any salary increases and bonuses with respect to 1995, but believes that, in the interests of maintaining flexibility -- particularly for a management group as small as the Company's -- it is not appropriate to establish any specific formula that will either set or limit the amount of any compensation that may be awarded.

  Stock Option Awards

     The Committee shares the belief of the REIT industry that it is an important goal to have management acquire a significant ownership interest in the Company. Although it appreciates the fact that conventional stock options may not provide as much incentive for management of a REIT (which must make significant current distributions of earnings, rather than reinvest such earnings) as for many other types of companies, the Committee nevertheless believes that the most practical long-term incentive for the executive officers and other key personnel of the Company is the grant of stock options for a significant number of Shares under the Company's 1993 Stock Option Plan.

     Based in part on its belief that the self-administration of the Company effectively makes it a new company and that it is appropriate to send a significant signal to management that equity ownership is an important component of total compensation and that the current option grants are intended to significantly improve the competitiveness of the Company's total executive compensation program, the Committee on January 26, 1995 granted options for 100,000 Shares to Mr. Miller, 25,000 Shares to Mr. D'Arcy and 57,500 Shares to seven other officers and key employees of the Company. Such options are fully vested, 10-year options exercisable at $14.875 per Share (the closing price of the Company's stock on the New York Stock

Exchange on the previous day and the value determined by the Committee to be the fair market value of the Company's stock at the time of the grant).

     The Committee, with the concurrence of its consultant, also has recommended, and the Company's Board of Directors has voted to approve in principle and to authorize the Committee to implement, a stock purchase loan program to encourage the exercise of options and long-term ownership of stock by management. Under the program, the Company may make a loan to enable optionees to exercise their options, such loan to be evidenced by a promissory note due in eight years or longer as determined by the Committee and secured by a pledge of the purchased Shares. The loan principal may, at the determination of the Committee, be forgiven for the accomplishment of predetermined performance objectives; in the event of the executive's voluntary termination of employment, all loans to such executive will be due after 90 days. The loans will bear interest at the Company's cost of borrowing as determined by the Committee but may be satisfied by the assignment to the Company of dividends on the stock purchased with the loan proceeds.

     Finally, to the extent applicable to the Company, the Committee intends to review and to take any necessary steps to assure that the Company complies with income tax regulations limiting the deductibility of executive compensation above specified amounts paid or awarded by the Company.

     Submitted by:

         Paul G. Kirk, Jr., Chairman
         William L. Brown
         A. Robert Towbin

D.  SHARE PERFORMANCE GRAPH

     The following graph provides a comparison of the five-year cumulative total stockholder return (assuming reinvestment of dividends) among Bradley Real Estate, Inc., the Standard and Poor's ("S&P") 500 Index and the NAREIT Equity REIT Index (an industry index), beginning on December 31, 1989. The historical information set forth below is not necessarily indicative of future performance.

                                                                  NAREIT Eq-
      Measurement Period         Bradley Real     S&P 500 In-      uity REIT
    (Fiscal Year Covered)        Estate, Inc.         dex            Index
12/31/89                         $ 100.00         $ 100.00         $ 100.00
12/31/90                            63.76            96.83            84.65
12/31/91                            79.15           126.41           114.88
12/31/92                           107.84           136.10           131.62
12/31/93                           135.38           149.70           157.49
12/31/94                           120.68           151.66           162.49

E.  ADVISOR SERVICES AND COMPENSATION

     From the Company's inception in 1961 until January 31, 1995, the Company had engaged RMB to provide the Company with management and advisory services, accounting systems, professional and support personnel and office facilities. Mr. Miller and certain other officers of the Company were also employees of RMB. John T. Fallon, who was the Managing Trustee of the Trust until the Incorporation, was also Chairman and principal stockholder of RMB. The advisory arrangements between the Company and RMB were provided for in two separate agreements (together, the "Advisory Agreements") extending through August 31, 1999, that provided for the Company's payment of fees to RMB based upon various percentages of revenues and asset values of the Company. Payments by the Company to RMB for its services under the Advisory Agreements amounted to $1,057,000 for 1994, up from $672,000 for 1993, in each case exclusive of reimbursement of expenses. The Company also paid RMB $9,000 for leasing commissions during 1994.

     At a special meeting of the stockholders of the Company held on September 27, 1994 (at which the stockholders also approved the Incorporation), the stockholders approved the Company's acquisition of the REIT advisory business of RMB. This acquisition, which involved the issuance of 325,000 Shares of Common Stock of the Company to Mr. Fallon and various Fallon family trusts that owned RMB, was consummated on January 31, 1995. As a result of the acquisition the Advisory Agreements have been terminated and the Company is now a self-administered REIT. Various personnel formerly employed by RMB became direct employees of the Company effective as of January 1, 1995; and, for the present, the Company is occupying space and sharing facilities of RMB as a subtenant-at-will.

                       2.  BENEFICIAL OWNERSHIP OF SHARES

A.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Information known to the Company with respect to beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of more than 5% of the Company's shares of Common Stock as of December 31, 1994 is as follows. Such information is based upon filings received by the Company under the Exchange Act.

                                                                     NO. OF SHARES
                         NAME AND ADDRESS                            BENEFICIALLY      PERCENT
                        OF BENEFICIAL OWNER                              OWNED         OF CLASS
-------------------------------------------------------------------  -------------     --------
FMR Corp.(1).......................................................    1,020,900         12.0%
  82 Devonshire Street
  Boston, MA 02109


---------------

(1) In a filing on Schedule 13G under the Exchange Act dated February 13, 1995, FMR Corp., the parent company of Fidelity Management & Research Company, reported that it had indirect beneficial ownership with sole power to direct the disposition of all of these Shares, and sole power to direct the voting of 52,500 of these Shares. Such report indicated that 439,950 of such Shares (5.2% of the outstanding Shares of the Company) were owned by Fidelity Equity Income II and 500,250 of such Share (5.9% of the outstanding Shares) were owned by Fidelity Real Estate Investment Portfolio.

B.  SECURITY OWNERSHIP OF MANAGEMENT

     Information known to the Company with respect to beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of shares of Common Stock of the Company by Directors and executive officers as of February 15, 1995 is as follows. Such information is based on filings received by the Company under the Exchange Act, as supplemented by additional information provided to the Company.

                                             NO. OF SHARES BENEFICIALLY OWNED
                                             --------------------------------
                                             SOLE VOTING &    SHARED VOTING &
NAME OF BENEFICIAL OWNER                      DISPOSITION       DISPOSITION      PERCENT OF CLASS
------------------------                     -------------    ---------------    ----------------
William L. Brown...........................       1,500               -0-                 *
Don L. Foote...............................         -0-           147,903(1)            1.7%
Joseph E. Hakim............................       2,500             1,000(2)              *
John B. Hynes, III.........................         -0-               -0-                 *
Stephen G. Kasnet..........................         325             8,350(3)              *
Paul G. Kirk, Jr...........................         500               -0-                 *
E. Lawrence Miller.........................     156,363(4)            -0-               1.8%
W. Nicholas Thorndike......................      12,877               -0-                 *
A. Robert Towbin...........................         500               -0-                 *
Thomas P. D'Arcy...........................      41,412(5)            -0-                 *
All Directors and executive officers as a
  group (13 persons).......................     280,663(6)        162,268               5.1%


---------------

  *  Less than one percent.

(1) Mr. Foote has advised the Company that these Shares are owned by Octagon Financial Limited Partnership, a partnership formed by Mr. Foote's eight adult children who are the sole partners. Mr. Foote disclaims beneficial ownership of all of such Shares,

(2) Shares owned by Mr. Hakim's spouse, as to which Mr. Hakim disclaims beneficial ownership.

(3)  Voting and dispositive power shared with Mr. Kasnet's spouse.

(4) Includes 129,750 Shares subject to stock options granted to Mr. Miller under the Company's stock option plans.

(5) Includes 40,500 Shares subject to stock options granted to Mr. D'Arcy under the Company's stock option plans.

(6) Includes 230,375 Shares subject to stock options granted to executive officers of the Company under the Company's stock option plans.

            3.  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     No Director, officer or associate of any such person is or at any time during 1994 was indebted to the Company, and it has not been the Company's practice to make loans to Directors, officers or their associates. The Company may in the future, however, make loans to enable holders of options under the 1993 Stock Option Plan to purchase option shares, as provided in "Report of the Compensation Committee."

     Fees paid to RMB under the Advisory Agreements and the Company's acquisition of RMB's REIT advisory business are described under "Advisor Services and Compensation" above.

     The First National Bank of Boston (the "Bank") serves as Registrar and Transfer Agent for the Shares. In addition, the Company maintains ordinary banking relationships with the Bank as a depositor and borrower. William L. Brown, a Director of the Company, was formerly Chairman, Chief Executive Officer and President of the Bank and the Bank's parent company, Bank of Boston Corporation.

     The law firm of Goodwin, Procter & Hoar, of which a professional corporation controlled by William B. King, Secretary of the Company, is a partner, provides legal services to the Company.

                       4.  INDEPENDENT PUBLIC ACCOUNTANT

     KPMG Peat Marwick LLP examined and reported upon the Company's financial statements for the fiscal year ended December 31, 1994. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she so desires, and to answer appropriate questions from stockholders.

               5.  SOLICITATION OF PROXIES AND VOTING PROCEDURES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitation may also be made by personal interview, telegram, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation.

     Shares held of record by stockholders or brokers who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting, will not be counted in determining the presence of a quorum, and will not be voted for the election of Directors. Directors are elected by a plurality of votes if a quorum is present. Therefore, abstentions will have no effect on the outcome of the election of Directors.

                  6.  STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Stockholder proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company on or before November 30, 1995 for inclusion in the Company's Proxy Statement and form of proxy for that meeting. Stockholder nominations for Directors, and certain other stockholder proposals, must be received by the Company (i) not less than 75 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof (the

"Anniversary Date") or, (ii) if the Annual Meeting is called for a date more than seven calendar days prior to the Anniversary Date, not later than the close of business on (1) the 20th calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the earlier of
(x) the date on which notice of the date of such meeting was mailed to stockholders, or (y) the date on which the date of such meeting was publicly disclosed, or (2) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, then the later of
(x) the 20th calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or (y) the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day).

     The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

     You are urged to complete, date, sign and return your proxy promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your Shares in person at the meeting, your proxy may be revoked. For your convenience in returning the proxy card, a preaddressed and postage paid envelope has been enclosed.

                            YOUR PROXY IS IMPORTANT
                      WHETHER YOU OWN FEW OR MANY SHARES.

           PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.

                          BRADLEY REAL ESTATE, INC.
      PROXY FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 1995


        The undersigned, revoking any proxy heretofore given, hereby appoints
E. LAWRENCE MILLER and THOMAS P. D'ARCY, and each of them (with full power to act alone), proxies with power of substitution to act and vote on behalf of the undersigned, as designated on the reverse side, all shares of Common Stock of BRADLEY REAL ESTATE, INC. (the "Company") held of record by the undersigned at the close of business on March 17, 1995 at the 1995 Annual Meeting of Stockholders of the Company to be held on May 11, 1995, or at any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the Company's 1994 Annual Report. This proxy may be revoked at any time before it is exercised.

        UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE.

CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE               /SEE REVERSE SIDE/


    Please mark
/X/ vote as in
    this example
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The Board of Directors recommends a vote "FOR" each of the nominees set forth below.

1. Proposal to elect three Directors to hold office until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified.

NOMINEES:  John B. Hynes, III, Paul G. Kirk, Jr. and W. Nicholas Thorndike

              For                      Withheld
              The      /  /     /   /  From The
            Nominees                   Nominees

/  /____________________________________________
FOR EXCEPT VOTE WITHHELD FOR THE ABOVE NOMINEE(S)


FOR NON DIVIDEND REINVESTMENT PARTICIPANTS ONLY:
/  /  Mark this box to begin participation in
      the Company's Dividend Reinvestment and
      Share Purchase Plan, and check one of the                                            OPTIONAL
      boxes at right (if no box is checked at right,       FULL           *PARTIAL           CASH
      you will be given full dividend reinvestment).     DIVIDEND      PARTICIPATION       PAYMENTS
      Read the accompanying Prospectus before          REINVESTMENT                          ONLY
      completing.                                        /     /          /     /           /    /

-----------------------------------------------------------------------------------------------------

* (Indicate the number of shares above on which you still wish to receive cash dividends, and the remainder of your shares will be reinvested.)
  Note:  Current plan participants may change their reinvestment option with this form.


                MARK HERE                              MARK HERE
               FOR ADDRESS   /    /                   IF YOU PLAN     /     /
               CHANGE AND                              TO ATTEND
              NOTE AT LEFT                            THE MEETING


Sign exactly as name appears hereon.  Joint owners should each sign.  (NOTE:
When signing as Executor, Administrator, Custodian, Attorney, Trustee, Guardian, etc., please add full title.)

Signature:  _______________________________   Date  ___________________________

Signature:  _______________________________   Date  ___________________________